                                                                  EXHIBIT 10.20

                      GUARANTEE AND COLLATERAL AGREEMENT

                                    made by

                            Creditrust SPV99-2, LLC

                                      and

                          CRDT SPV99-2 Capital, Inc.

                                  in favor of

                 Norwest Bank Minnesota, National Association,

                            as Administrative Agent

                          Dated as of August 2, 1999

                               TABLE OF CONTENTS

                                                                                Page
SECTION 1. DEFINED TERMS.......................................................    1
     1.1.  Definitions.........................................................    1
     1.2.  Other Definitional Provisions.......................................    5

SECTION 2. GUARANTEE OF THE LOANS..............................................    5
     2.1.  Guarantee...........................................................    5
     2.2.  No Subrogation......................................................    6
     2.3.  Amendments, etc. with respect to the Borrower Obligations...........    6
     2.4.  Guarantee Absolute and Unconditional................................    7
     2.5.  Reinstatement.......................................................    7
     2.6.  Payments............................................................    8

SECTION 3. GRANT OF SECURITY INTEREST..........................................    8

SECTION 4. REPRESENTATIONS AND WARRANTIES......................................    9
     4.1.  Title; No Other Liens...............................................    9
     4.2.  Perfected First Priority Liens......................................    9
     4.3.  Chief Executive Office..............................................   10
     4.4.  Inventory and Equipment.............................................   10
     4.5.  Farm Products.......................................................   10
     4.6.  Pledged Securities..................................................   10
     4.7.  Receivables.........................................................   10

SECTION 5. COVENANTS...........................................................   10
     5.1.  Covenants in Bridge Loan Agreement..................................   10
     5.2.  Delivery of Instruments and Chattel Paper...........................   11
     5.3.  Maintenance of Insurance............................................   11
     5.4.  Payment of Obligations..............................................   11
     5.5.  Maintenance of Perfected Security Interest; Further Documentation...   12
     5.6.  Changes in Locations, Name, etc.....................................   12
     5.7.  Notices.............................................................   12
     5.8.  Pledged Securities..................................................   13
     5.9.  Receivables.........................................................   14
     5.10. Intellectual Property...............................................   14
     5.11. Vehicles............................................................   16
     5.12. Blocked Account Agreement...........................................   16

SECTION 6. REMEDIAL PROVISIONS.................................................   17
     6.1.  Certain Matters Relating to Receivables.............................   17
     6.2.  Communications with Obligors; Grantor Remains Liable................   18
     6.3.  Pledged Stock.......................................................   18
     6.4.  Proceeds to be Turned Over To Administrative Agent..................   19
     6.5.  Application of Proceeds.............................................   20

     6.6.  Code and Other Remedies.............................................   20
     6.7.  Registration Rights.................................................   21
     6.8.  Waiver; Deficiency..................................................   22

SECTION 7. THE ADMINISTRATIVE AGENT............................................   22
     7.1.  Administrative Agent's Appointment as Attorney-in-Fact, etc.........   22
     7.2.  Duty of Administrative Agent........................................   24
     7.3.  Execution of Financing Statements...................................   24
     7.4.  Authority of Administrative Agent...................................   25

SECTION 8. MISCELLANEOUS.......................................................   25
     8.1.  Amendments in Writing...............................................   25
     8.2.  Notices.............................................................   25
     8.3.  No Waiver by Course of Conduct; Cumulative Remedies.................   26
     8.4.  Enforcement Expenses; Indemnification...............................   26
     8.5.  Successors and Assigns..............................................   26
     8.6.  Set-Off.............................................................   27
     8.7.  Counterparts........................................................   27
     8.8.  Severability........................................................   27
     8.9.  Section Headings....................................................   27
     8.10. Integration.........................................................   27
     8.11. GOVERNING LAW.......................................................   27
     8.12. Submission To Jurisdiction; Waivers.................................   27
     8.13. Acknowledgements....................................................   28
     8.14. Releases............................................................   28
     8.15. WAIVER OF JURY TRIAL................................................   29

                      GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 2, 1999, made by each of the signatories hereto (each such signatory a "Grantor" and
                                                          -------
collectively, the "Grantors"), in favor of Norwest Bank Minnesota, National
                   --------
Association, as Administrative Agent (in such capacity, the "Administrative
                                                             --------------
Agent") for the banks and other financial institutions (the "Lenders") from time
-----                                                        -------
to time parties to the Bridge Loan Agreement, dated as of August 2, 1999 (as amended, supplemented or otherwise modified from time to time, the "Bridge Loan
                                                                    -----------
Agreement"), among Creditrust SPV99-2, LLC, a Delaware limited liability company
---------
(the "Borrower"), CRDT SPV99-2 Capital, Inc., a Delaware corporation
      --------
("Capital"), as guarantor, Creditrust Corporation, a Maryland corporation (the
  -------
"Parent Guarantor"), the Lenders, and Norwest Bank Minnesota, National
-----------------
Association, as administrative agent (in such capacity, the "Administrative
                                                             --------------
Agent").
-----

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, pursuant to the Bridge Loan Agreement, the Lenders have severally agreed to lend to the Borrower $40.0 million upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes the other Grantor;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to the Borrower under the Bridge Loan Agreement that (i) the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and (ii) Capital shall have entered into the guarantee contained in Section 2 of this Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Bridge Loan Agreement and to induce the Lenders to make their respective loans to the Borrower thereunder, each Grantor, and Capital as the Guarantor hereunder, hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                           SECTION 1. DEFINED TERMS
          1.1. Definitions.
               -----------

          (a) Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

          (b)  The following terms shall have the following meanings:

          "Agreement":  this Guarantee and Collateral Agreement, as the same may
           ---------
     be amended, supplemented or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the unpaid
           --------------------
     principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Bridge Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Bridge Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender in respect of the Loans, the Bridge Notes, the Collateral Account or any cash management arrangements with the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Bridge Loan Agreement, this Agreement or the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral":  as defined in Section 3.
           ----------

          "Collateral Account":  the collateral account established by the
           ------------------
     Administrative Agent for the ratable benefit of the Lenders as provided in
     Section 5.12, 6.1 or 6.4 (including all funds, securities, warrants and other property therein (whether certificated or uncertificated)).

          "Copyright Licenses":  any written agreement naming any Grantor as
           ------------------
     licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights":  (i) all copyrights arising under the laws of the United
           ----------
     States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "General Intangibles":  all "general intangibles" as such term is
           -------------------
     defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Guarantor Obligations": with respect to the Guarantor, all
           ---------------------
     obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantor": Capital, as a Grantor.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Issuers":  the collective reference to each issuer of a Pledged
           -------
     Security.

          "New York UCC":  the Uniform Commercial Code as from time to time in
           ------------
     effect in the State of New York.

          "Obligations":  (i) in the case of the Borrower, the Borrower
           -----------
     Obligations, and (ii) in the case of Capital, the Guarantor Obligations.

          "Patent License":  all agreements, whether written or oral, providing
           --------------
     for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

          "Patents":  (i) all letters patent of the United States, any other
           -------
     country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Pledged Notes":  all promissory notes issued to or held by any
           -------------
     Grantor (other than promissory notes issued in connection with extensions of trade credit by such Grantor in the ordinary course of business).

          "Pledged Securities":  the collective reference to the Pledged Notes
           ------------------
     and the Pledged Stock.

          "Pledged Stock":  the shares of Capital Stock listed on Schedule 1,
           -------------                                          ----------
     together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
     306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends, interest or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Receivable":  any Consumer Receivable and any right to payment for
           ----------
     goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Trademark License":  any agreement, whether written or oral,
           -----------------
     providing for the grant by or to any Grantor of any right to use any Trademark.

          "Trademarks":  (i) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto.

          "Vehicles": all cars, trucks, trailers, construction and earth moving
           --------
equipment and other vehicles covered by a certificate of title law of any state.

          1.2. Other Definitional Provisions.
               -----------------------------

          (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                       SECTION 2. GUARANTEE OF THE LOANS
          2.1. Guarantee.
               ---------

          (a) The Guarantor hereby, jointly and severally with the Parent Guarantor, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (c) The Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Bridge Loan Agreement the Borrower may be free from any Borrower Obligations.

          No payment made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Borrower Obligations or any payment received or collected from the Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Borrower Obligations are paid in full, and the Commitments are terminated.

          2.2. No Subrogation.
               --------------

          Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or the Parent Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full and the Commitments and the Bridge Loan Agreement are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as indicated in Section 6.5.

          2.3. Amendments, etc. with respect to the Borrower Obligations.
               ---------------------------------------------------------

          The Guarantor shall remain obligated hereunder and the liability of the Parent Guarantor hereunder shall be and remain in full force and effect notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued or any payment made by the Borrower or any other Person and applied to the Borrower Obligations is at any time annulled, set aside, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender and the Bridge Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.

Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.4. Guarantee Absolute and Unconditional.
               ------------------------------------

          The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this
Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Borrower Obligations. The Guarantor understands and agrees that the guarantee contained in this
Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Bridge Loan Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.5. Reinstatement.
               -------------

          The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.6. Payments.
               --------

          The Guarantor hereby guarantees that payments hereunder will be paid to the Lenders without set-off or counterclaim in Dollars at their offices, the locations of which are specified in the Bridge Loan Agreement.

          2.7. Subordination.
               -------------

          Any and all rights and claims of the Guarantor against the Borrower or any of its property, arising by reason of any payment by the Guarantor to the Administrative Agent pursuant to the provisions of this Agreement shall be subordinate and subject in right of payment to the prior payment and satisfaction of all Guarantor Obligations and all other amounts payable under this Agreement and the other Loan Documents. Any Indebtedness of the Borrower, now or hereafter held by the Guarantor, is hereby subordinated to all Indebtedness and obligations guaranteed hereby. Upon the occurrence and during the continuance of an Event of Default, any such Indebtedness of the Borrower to the Guarantor shall, if the Administrative Agent so requests, be collected, enforced, and received by the Guarantor in trust for the Administrative Agent and held as security for the payment of the Guarantor Obligations, but without reducing or affecting in any manner the liability of the Guarantor hereunder.

                     SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest wherever located and whether now or hereafter existing (collectively, the "Collateral"), as collateral security for the prompt and complete payment
     ----------
and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)  all Accounts;

          (b)  all Chattel Paper;

          (c)  all Documents;

          (d)  all Equipment;

          (e)  all General Intangibles;

          (f)  all Instruments;

          (g)  all Intellectual Property;

          (h)  all Inventory;

          (i)  all Receivables

          (j)  all Pledged Securities;

          (k)  all Vehicles;

          (l)  all Investment Property;

          (m)  all deposit accounts and other bank accounts;

          (n) any Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account

          (o) all books and records pertaining to any and all of the foregoing; and

          (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Bridge Loan Agreement and to induce the Lenders to make their respective loans to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1. Title; No Other Liens.
               ---------------------

          Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Bridge Loan Agreement, such Grantor holds good and marketable title to each existing item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to such Grantor's interest in all or any part of the existing Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Bridge Loan Agreement.

          4.2. Perfected First Priority Liens.
               ------------------------------

          The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 2 (which, in
                                                         ----------
the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form)
(a) will constitute valid, enforceable perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, and (b) are prior to all other Liens on the Grantor's interest in the Collateral in existence on the date hereof.

          4.3. Chief Executive Office.
               ----------------------

          On the date hereof, such Grantor's jurisdiction of organization, the location of such Grantor's chief executive office or sole place of business, the office where it maintains all of its books and records, and all names under which such Grantor is doing business, including, without limitation, trade names, division names, and fictitious names, are specified on Schedule 3.
                                                              ----------
          4.4. Inventory and Equipment.
               -----------------------

          On the date hereof, the Inventory and Equipment (other than mobile goods) are kept at the locations listed on Schedule 4.
                                           ----------

          4.5. Farm Products.
               -------------
          None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.6. Pledged Securities.
               ------------------
          (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.7. Receivables.
               -----------

          (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (b)  None of the obligors on any Receivables is a Governmental
Authority.

                             SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

          5.1. Covenants in Bridge Loan Agreement.
               ----------------------------------

          In the case of the Guarantor, the Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor.

          5.2. Delivery of Instruments and Chattel Paper.
               -----------------------------------------

          If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.3. Maintenance of Insurance.
               ------------------------

          (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles (if any) against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

          (b) Each such insurance policy shall (i) provide that no cancellation, termination, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent for the ratable benefit of the Lenders as insured party or loss payee,
(iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

          5.4. Payment of Obligations.
               ----------------------

          Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.5. Maintenance of Perfected Security Interest; Further Documentation
               -----------------------------------------------------------------

          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor, at its expense, will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further statements, assignments, agreements, instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements, or amendments thereto, under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.6. Changes in Locations, Name, etc.
               --------------------------------

          Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and each Lender and delivery to the Administrative Agent of (a) all additional executed financing statements, continuation statements, and other documents reasonably requested by the Administrative Agent or any Lender to maintain the validity, perfection and priority of the security interests provided for herein, (b) if applicable, a written supplement to Schedules 3 and 4 showing any additional location at which Inventory, Equipment
-----------------
or records shall be kept and (c) an opinion of counsel upon reasonable request of the Administrative Agent:

               (i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4;
                                ----------

               (ii) change the location of its chief executive office, sole place of business or the office where it maintains all of its books and records from that referred to in Section 4.3; or

               (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          5.7. Notices.
               -------

          Such Grantor will advise in a written notice to the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Bridge Loan Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent or any Lender to exercise any of its rights or remedies hereunder or under any Loan Document; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the security interests created hereby.

          5.8. Pledged Securities.
               ------------------

          (a) If such Grantor shall become entitled to receive or shall receive any stock certificate or other certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, for the ratable benefit of the Lenders subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder for the ratable benefit of the Lenders as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent for the ratable benefit of the Lenders, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders , segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Majority Lenders, such Grantor will not (i) permit, vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or

Proceeds thereof (except pursuant to a transaction expressly permitted by the Bridge Loan Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case that such Grantor is an Issuer, the Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions
                                  ------- --------
that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          5.9.   Receivables.
                 -----------

          (a) Except in the case of Consumer Receivables and other than in the ordinary course of business consistent with the Parent Guarantor's past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination) that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that individually questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

          5.10.  Intellectual Property.
                 ---------------------

          (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's, the Lenders' security interests in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the

Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          5.11.  Vehicles.
                 --------

          (a) No Vehicle shall be removed from the State which has issued the certificate of title or certificate of ownership, as applicable, therefor for a period in excess of four months.

          (b) With respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title or certificates of ownership, as applicable, indicating the Administrative Agent's (for the ratable benefit of the Lenders) first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.

          5.12.  Blocked Account and Lock-Box Agreement.
                 --------------------------------------

          Each Grantor covenants that on or prior to August 6, 1999, such Grantor will enter into a blocked account and lock-box agreement in a form reasonably acceptable to the Lenders (the "Blocked Account and Lock-Box
                                           ----------------------------
Agreement") with the Administrative Agent, the Parent Guarantor and a third
---------
party bank (the "Bank") acceptable to the Lenders, pursuant to which a
                 ----
Collateral Account shall be established with the Bank. The Blocked Account and Lock-Box Agreement shall provide, among other things, that (i) all Proceeds from Consumer Receivables shall be directly deposited by the payor thereon in the Collateral Account and all other proceeds from the Collateral securing the obligations of the Grantors pursuant to this Agreement, and all Net Cash Proceeds from any Capital Markets Transaction received by either Grantor or the Parent Guarantor, any of its Subsidiaries or any other direct or indirect parent holding company of any of the foregoing, and any other amounts received in or converted into cash solely by either Grantor, shall within one business day of receipt thereof or conversion thereto be deposited by the Grantors directly in the Collateral Account, (ii) each Grantor and the Parent Guarantor shall grant to the Administrative Agent, for the ratable benefit of the Lenders a present and continuing first priority security interest in (A) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, (B) all contract rights, claims and privileges in respect of the Collateral Account and the right to enforce the same and receive payment thereunder, and (C) all cash, checks, drafts, bills of exchange, commercial paper of any kind whatsoever, money orders and other items of value of either Grantor or the Parent Guarantor now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to the Collateral Account or any agent, bailee, or custodian thereof for deposit in the Collateral Account, and all Proceeds of the foregoing, (iii) the Collateral Account shall be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Lenders, subject to withdrawal by the Administrative Agent for the account of the Lenders as provided in Section 2.9(e) of the Bridge Loan Agreement and none of the Parent Guarantor, the Borrower nor Capital nor any Person claiming by, through or under the

Parent Guarantor, the Borrower or Capital shall have any rights, title or interest in, or control over the use of, or any right to withdraw any amount from, the Collateral Account, (iv) all Proceeds (whether consisting of checks, notes, drafts, bills of exchange, commercial paper of any kind whatsoever or other documents) not deposited directly in the Collateral Account by the payor thereon shall be [promptly deposited by the Parent Guarantor, its Subsidiaries, the Borrower or Capital in precisely the form received], except for its endorsement when required, directly in the Collateral Account and, until so turned over, shall, from the moment received by any Grantor, the Parent Guarantor or its Subsidiaries until deposited in the Collateral Account, be held by such Person segregated from other assets and in trust for the Administrative Agent and the Lenders and shall not be commingled with any other property or funds of such Person or any other Person. Such Blocked Account and Lock-Box Agreement shall also contain such other provisions that are customary for agreements of that kind, and as may be reasonably requested by any Lender.

                        SECTION 6. REMEDIAL PROVISIONS

          6.1.   Certain Matters Relating to Receivables.
                 ---------------------------------------

          (a) The Administrative Agent, or any designee of the Majority Lenders, shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent or the Majority Lenders may require in connection with such test verifications. At any time and from time to time, upon the Majority Lenders' request and at the expense of such Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Majority Lenders to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) Each Grantor and the Parent Guarantor, as each Grantor's agent and servicer, shall be fully authorized to collect such Grantor's Receivables, provided that the Administrative Agent or the Majority Lenders may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. At any time prior to the consummation of the transactions contemplated by Section 5.12 hereof, any payments of Receivables, when collected by such Grantor, until deposited pursuant to the Blocked Account and Lock-Box Agreement, shall be held by such Grantor in trust for the Administrative Agent and the Lenders segregated from other assets or funds of such Grantor or any other Person and shall not be commingled with any other property or funds of such Grantor or any other Person.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent, with a copy for each Lender, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables.

          (d) Any Proceeds or other income received by the Administrative Agent with respect to the balance from time to time on deposit in any Collateral Account, including any interest or capital gains on investments of amounts on deposit in such Collateral Account, shall remain, or be deposited, in such Collateral Account, shall vest in the Administrative Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as provided in Section 6.5. Each such deposit of Proceeds of Receivables shall be accompanied by a written report to the Administrative Agent (with a copy for each Lender) identifying in reasonable detail the nature and source of the payments included in the deposit.

          6.2.   Communications with Obligors; Grantor Remains Liable.
                 ----------------------------------------------------

          (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Majority Lenders' satisfaction the existence, amount and terms of any Receivables.

          (b) Within five business days of the commencement of payment by an obligor under any Consumer Receivables owned by the Grantors or such obligor's entry into arrangements with respect to making payment on such Consumer Receivables, the Grantors shall notify such obligor on such Consumer Receivables that all amounts paid by such obligor in respect thereof shall be paid directly into the Collateral Account under the Blocked Account and Lock-Box Agreement and shall use its best efforts to cause such obligors to do so.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform any conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Grantor's interest therein. The Administrative Agent and any Lender shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3.   Dividends and Distributions; Voting Rights.
                 ------------------------------------------

          (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Bridge Loan Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote
                                               --------  -------
shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Bridge Loan Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee for the ratable benefit of the Lenders, and the Administrative Agent or its nominee may thereafter exercise on behalf of the Lenders (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and such Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent for the account of the Lenders.

          (d) Unless an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have given notice of its intent to exercise such rights to the relevant Grantor, the Administrative Agent shall not repledge any Collateral held by the Administrative Agent for the ratable benefit of the Lenders.

          6.4.   Proceeds to be Turned Over To Administrative Agent.
                 --------------------------------------------------

          At any time prior to the consummation of the transactions contemplated by Section 5.12 hereof and in addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, all Proceeds received by any Grantor shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other assets or funds of such Grantor or any other Person and shall not be commingled with any other property or funds of such Grantor or any other Person, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the

Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5. Application of Proceeds.
               -----------------------

          At such intervals as may be agreed upon by the relevant Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, as soon as practicable after their receipt, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in
Section 2, in payment of the Obligations in the following order:

          FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent incurred in connection with the Bridge Loan Agreement, the Guarantee and Collateral Agreements and any Related Document;

          SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender under the Bridge Loan Agreement or;

          THIRD: to the indefeasible payment of all accrued interest on the Loans to the date of such payment or collection;

          FOURTH: to the indefeasible payment of the amounts then due and unpaid under the Bridge Loan Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

          FIFTH:  the balance, if any, to the Person lawfully entitled thereto.

          6.6. Code and Other Remedies.
               -----------------------

          If an Event of Default shall occur and be continuing, upon the request of, and as directed by, the Majority Lenders the Administrative Agent, on behalf of the Lenders shall exercise, in addition to all other rights and remedies granted to it in this Agreement, the Bridge Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law referred to below) to or upon any Grantor, the Parent Guarantor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the

Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent or the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.3 and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of applicable law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights or remedies hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7. Registration Rights.
          -------------------

          (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Bridge Loan Agreement.

          6.8. Waiver; Deficiency.
               ------------------

          Each Grantor waives and agrees not to assert any rights or privileges
which it may acquire under Section 9-112 of the New York UCC.   Each Grantor
shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          6.9. Powers Coupled with an Interest.
               -------------------------------

          All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

                      SECTION 7. THE ADMINISTRATIVE AGENT

          7.1. Administrative Agent's Appointment as Attorney-in-Fact, etc.
               ------------------------------------------------------------

          (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

               (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

               (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

               (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

               (iv)   execute, in connection with any sale provided for in
     Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may, and, at the request, and as directed by, of the Majority Lenders, will, perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Bridge Loan Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2. Duty of Administrative Agent.
               ----------------------------

          The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. The Administrative Agent or any Lender, or any of their respective officers, directors, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of such Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3. Execution of Financing Statements.
               ---------------------------------

          Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4. Authority of Administrative Agent.
               ---------------------------------

          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Bridge Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                           SECTION 8. MISCELLANEOUS

          8.1. Amendments in Writing.
               ---------------------

          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section
11.3 of the Bridge Loan Agreement.

          8.2. Notices.
               -------

          All notices, requests and demands to or upon the Administrative Agent, any Lender or each Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Bridge Loan Agreement.

          8.3. No Waiver by Course of Conduct; Cumulative Remedies.
               ---------------------------------------------------

          None of the Administrative Agent or any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4. Enforcement Expenses; Indemnification.
               -------------------------------------

          (a) The Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender or of counsel to the Administrative Agent.

          (b) The Guarantor agrees to pay, and to save the Administrative Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.1 of the Bridge Loan Agreement.

          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Bridge Loan Agreement and the other Loan Documents.

          8.5. Successors and Assigns.
               ----------------------

          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign,
                                          --------
transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

          8.6. Set-Off.
               -------

          Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Bridge Loan Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the
                                                             --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          8.7.   Counterparts.
                 ------------

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8.   Severability.
                 ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9.   Section Headings.
                 ----------------

          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10.  Integration.
                 -----------

          This Agreement and the other Loan Documents represent the agreement of each Grantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11.  GOVERNING LAW.
                 -------------

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12.  Submission To Jurisdiction; Waivers.
                 -----------------------------------

          Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13.  Acknowledgements.
                 ----------------

          Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Lenders on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14.  Releases.
                 --------

          (a) At such time as the Loans and the other Obligations shall have been indefeasibly and irrevocably paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Bridge Loan Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          8.15.  WAIVER OF JURY TRIAL.
                 --------------------

          EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                           [signature page to follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                              Creditrust SPV99-2, LLC

                              By Creditrust Corporation, its sole member


                              By: ______________________________________________
                                  Name:
                                  Title:

                              CRDT SPV99-2 Capital, Inc.


                              By: ______________________________________________
                                  Name:
                                  Title:

Acknowledged and Agreed:
Norwest Bank Minnesota, National Association, as Administrative Agent


By: _________________________________________
    Name:
    Title:

                                                                      Schedule 1
                                                                      ----------

                       DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

          Issuer              Class Of Stock      Stock Certificate No.    No. Of Shares
-------------------------     --------------      ---------------------    -------------
CRDT SPV99-2 Capital, Inc.    Common              [1]                      [1,000]

                                                                      Schedule 2
                                                                      ----------

                           FILINGS AND OTHER ACTIONS

                     REQUIRED TO PERFECT SECURITY INTERESTS

                        Uniform Commercial Code Filings
                        -------------------------------

          UCC-1 financing statements with respect to each Grantor naming such Grantor as debtor and the Administrative Agent as secured party and identifying the Collateral as collateral, shall be filed in the office of the Maryland State Department of Assessments and Taxation and such other UCC filing offices as may be deemed necessary or advisable by the Lenders, the Parent Guarantor or their respective counsel.

                     Actions with Respect to Pledged Stock
                     -------------------------------------

          All certificates representing Pledged Stock set forth on Schedule 1 hereto shall be delivered to the Administrative Agent, duly indorsed by the relevant Grantor to the Administrative Agent, if required, together with a stock power covering such certificate duly executed in blank by the relevant Grantor.

                                                                      Schedule 3
                                                                      ----------

      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

             Grantor                  Jurisdiction of Organization                 Locations
             -------                  ----------------------------                 ---------
Creditrust SPV99-2, LLC                         Delaware                    7000 Security Boulevard
                                                                            Baltimore, MD 21244

CRDT SPV99-2 Capital, Inc.                      Delaware                    7000 Security Boulevard
                                                                            Baltimore, MD 21244

                                                                      Schedule 4
                                                                      ----------

                      LOCATION OF INVENTORY AND EQUIPMENT

                  Grantor                                 Location
                  -------                                 --------

Creditrust SPV99-2, LLC                            7000 Security Boulevard
                                                   Baltimore, MD 21244

CRDT SPV99-2 Capital, Inc.                         7000 Security Boulevard
                                                   Baltimore, MD 21244

                      FORM OF ACKNOWLEDGEMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of August 2, 1999 (the "Agreement"), made by
                                                          ---------
the Grantors parties thereto for the benefit of Norwest Bank Minnesota, National Association, as Administrative Agent for the Lenders. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

          1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

          3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to the Lenders undersigned, mutatis mutandis, with respect to all actions
                                  ------- --------
that may be required of the Lenders undersigned pursuant to Section 6.3(a) or
6.7 of the Agreement.

          4. Capitalized terms herein shall have the meanings set forth in the Agreement.



                                             CRDT SPV99-2 CAPITAL, INC.


                                             By_________________________________

                                             Title______________________________

                                             Address for Notices:

                                             7000 Security Boulevard
                                             Baltimore, Maryland 21244